UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2007

Fortress America Acquisition Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-51426	20-2027651
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4100 North Fairfax Drive, Suite 1150 Arlington, Virginia	22203-1664
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 528-7073

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communication pursuant to Rule 245 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Amendment to Second Amended and Restated Membership Interest Purchase Agreement

As previously disclosed, on July 31, 2006, Fortress America Acquisition Corporation (“FAAC”) entered into a Second Amended and Restated Membership Interest Purchase Agreement (the “Purchase Agreement”) with VTC, L.L.C., doing business as “Total Site Solutions” (“TSS”), Vortech, LLC (“Vortech,” and together with VTC, “TSS/Vortech”), Thomas P. Rosato (“Rosato”) and Gerard J. Gallagher (“Gallagher,” and together with Rosato, the “Members”), pursuant to which FAAC would acquire all of the issued and outstanding membership units of TSS/Vortech from the Members.

On January 16, 2007, FAAC and the other parties to the Purchase Agreement entered into an Amendment to the Second Amended and Restated Membership Interest Purchase Agreement, pursuant to which a portion of Gallagher’s initial purchase consideration will be delivered to the Gerard J. Gallagher Charitable Remainder Unitrust (the “Trust”) and Guardians of Life, Inc. (the “Charity”). As a result of the amendment to the Purchase Agreement, the Trust and the Charity will be entitled to receive cash consideration in exchange for their respective membership interests and such amount of cash consideration will reduce the amount of cash consideration that would otherwise have been delivered to Gallagher. The Trust and the Charity will not be entitled to receive any stock consideration under the Purchase Agreement.

Item 8.01 Other Events

Fortress America Acquisition Corporation (“FAAC”) announced on January 19, 2007 the completion of the acquisition of TSS/Vortech. This development will be disclosed in more detail in an additional Current Report on Form 8-K, which will be filed on a timely basis.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1
Amendment to the Second Amended and Restated Membership Interest Purchase Agreement dated January 16, 2007, by and among Fortress America Acquisition Corporation, VTC, L.L.C., Vortech, LLC, Thomas P. Rosato and Gerard J. Gallagher

99.1	Press Release dated January 19, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortress America Acquisition Corporation
(Registrant)

/s/ Harvey L. Weiss
Harvey L. Weiss
Chief Executive Officer
Date: January 19, 2007

Exhibit Index

Exhibit No	Document

10.1
Amendment to the Second Amended and Restated Membership Interest Purchase Agreement dated January 16, 2007, by and among Fortress America Acquisition Corporation, VTC, L.L.C., Vortech, LLC, Thomas P. Rosato and Gerard J. Gallagher

99.1	Press Release dated January 19, 2007